Exhibit 23.6

Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-221213) of BP Midstream Partners, L.P. of our report dated February 22, 2018, with respect to the financial statements of Endymion Oil Pipeline Company, LLC included in this Current Report on Form 8-K/A.
/s/ Ernst & Young LLP

Houston, Texas
October 31, 2018